6572663.2 SECURITY AGREEMENT THIS SECURITY AGREEMENT dated as of the 2nd day of May, 2016 (“this Agreement”), by and between [DLH Holdings Corp.]/[DLH Solutions, Inc.]/[Danya International LLC] (the “Pledgor”) and Fifth Third Bank (“Bank”) is being executed in connection with the Loan Agreement, dated the same date, between Pledgor, Danya International, LLC, and DLH Solutions, Inc. and the Bank (the “Loan Agreement”) 1. THE SECURITY. As security for any and all of the Indebtedness (as defined below) the Pledgor hereby assigns and grants to Bank a security interest in the following described property now owned or hereafter acquired by the Pledgor (“Collateral”): (a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; rights to payment of money from the Bank under any Swap (as defined in Paragraph 2 below); and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper. (b) All inventory, including all materials, work in process and finished goods. (c) All of the Pledgor’s deposit accounts with the Bank. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles arising therefrom or related thereto. (d) All equipment, including vehicles, trailers and any equipment or goods for which certificates of title are issued. (e) All instruments, notes, chattel paper, documents, certificates of deposit, of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing. (f) All negotiable and nonnegotiable documents of title covering any Collateral. (g) All accessions, attachments and other additions to the Collateral. (h) All substitutes or replacements for any Collateral, all cash or non- cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral. (i) All commercial tort claims. (j) All of the Pledgor’s deposit accounts with the Bank. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

DLH– Security Agreement Page 2 of 9 6572663.2 (k) All general intangibles. The Collateral shall include all good will connected with or symbolized by any of such general intangibles. (l) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”). Notwithstanding the forgoing, the Collateral shall expressly exclude any contract, instrument or chattel paper (except for any account) in which Pledgor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of such Pledgor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto. 2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of Pledgor, DLH Solutions, Inc.. and Danya International, LLC to the Bank. Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.” “Indebtedness” is used in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Debtor, now or hereafter existing, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, including under any swap, derivative, foreign exchange, hedge, or other arrangement (“Swap”), deposit, treasury management or other similar transaction or arrangement, and whether the Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. “Indebtedness” secured by the Collateral of such Pledgor shall not include obligations arising under any Swap to which it is not party if, and to the extent that, all or a portion of the guaranty by such Pledgor to the Bank of, or the grant by such Pledgor of a security interest to the Bank to secure, such Swap, would violate the Commodity Exchange Act (7 U.S.C., Sec. 1. et. seq.) by virtue of such Pledgor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty or grant of such security interest becomes effective with respect to such Swap. 3. PLEDGOR’S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing: (a) The Pledgor agrees: (i) to indemnify the Bank against all losses, claims, demands, liabilities and expenses of every kind caused by any Collateral; (ii) to permit the Bank to exercise its rights under this Agreement; (iii) to execute and deliver such documents as the Bank deems necessary to create, perfect and continue the security interests contemplated by this Agreement; (iv) not to change its name (including, for an individual, the Pledgor’s name on any driver’s license or special identification card issued by any state), and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered or its business structure without giving the Bank at least 30 days prior written notice; (v) not to change the places where the Pledgor keeps any Collateral or the Pledgor's Books and Records concerning the Collateral without giving the Bank prior written notice of the address to which the Pledgor is moving same; and (vi) to cooperate with the Bank in perfecting all security interests granted by this Agreement and in obtaining such agreements from third parties as the Bank deems

DLH– Security Agreement Page 3 of 9 6572663.2 necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights under this Agreement. (b) The Pledgor agrees with regard to the Collateral, unless the Bank agrees otherwise in writing: (i) that the Bank is authorized to file financing statements in the name of the Pledgor to perfect the Bank's security interest in the Collateral; (ii) that the Bank is authorized to notify any account debtors, any buyers of the Collateral, or any other persons of the Bank's interest in the Collateral; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control of the Collateral, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried; (iv) not to remove the Collateral from the Pledgor's premises except in the ordinary course of the Pledgor's business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) not to permit any lien on the Collateral, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of the Bank; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any Collateral or any interest in the Collateral, except sales of inventory to buyers in the ordinary course of the Pledgor's business; (viii) to permit the Bank to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate Books and Records regarding all the Collateral, and to permit the Bank to inspect the same and make copies at any reasonable time; (x) if requested by the Bank, to receive and use reasonable diligence to collect the Collateral consisting of accounts and other rights to payment and proceeds, in trust and as the property of the Bank, and to immediately endorse as appropriate and deliver such Collateral to the Bank daily in the exact form in which they are received together with a collection report in form satisfactory to the Bank; (xi) not to commingle the Collateral, or collections with respect to the Collateral, with other property; (xii) to give only normal allowances and credits and to advise the Bank thereof immediately in writing if they affect any rights to payment or proceeds in any material respect; (xiii) from time to time, when requested by the Bank, to prepare and deliver a schedule of all the Collateral subject to this Agreement and to assign in writing and deliver to the Bank all accounts, contracts, leases and other chattel paper, instruments, and documents; (xiv) in the event the Bank elects to receive payments or rights to payment or proceeds hereunder, to pay all expenses incurred by the Bank, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and other expenses; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all the Collateral and, as appropriate and applicable, to keep all the Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all the Collateral free and clear of all defenses, rights of offset and counterclaims. 4. BANK RIGHTS. The Pledgor appoints the Bank its attorney in fact to perform any of the following rights, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Bank's officers and employees, or any of them, whether or not the Pledgor is in default: (a) to perform any obligation of the Pledgor hereunder in the Pledgor's name or otherwise; (b) to release persons liable on the Collateral and to give receipts and acquittances and compromise disputes; (c) to release or substitute security; (d) to prepare, execute, file, record or deliver notes, assignments, schedules,

DLH– Security Agreement Page 4 of 9 6572663.2 designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like documents to perfect, preserve or release the Bank's interest in the Collateral; (e) to take cash, instruments for the payment of money and other property to which the Bank is entitled; (f) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (g) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Collateral; (h) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Bank, at the Bank's sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (i) to enter onto the Pledgor's premises in inspecting the Collateral; (j) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (j) to preserve or release the interest evidenced by chattel paper to which the Bank is entitled and to endorse and deliver any evidence of title; and (k) to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights. 5. DEFAULTS. Any one or more of the following shall be a default hereunder: (a) The occurrence of any defined or described event of default under, or any default in the performance of or compliance with any obligation, agreement, representation, warranty, or other provision contained in (i) this Agreement, or (ii) any other contract or instrument evidencing the Indebtedness, and such breach remains uncured for more than thirty (30) days. (b) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due. (c) The Bank fails to have an enforceable first lien (except for any Permitted Liens) on or security interest in the Collateral. (d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness. 6. BANK’S REMEDIES AFTER DEFAULT. Following the occurrence of an Event of Default which has not been cured within any applicable cure period, the Bank may do any one or more of the following: (a) Declare any Indebtedness immediately due and payable, without notice or demand.

DLH– Security Agreement Page 5 of 9 6572663.2 (b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law. (c) Enforce the security interest of the Bank in any deposit account of the Pledgor maintained with the Bank by applying such account to the Indebtedness. (d) Require the Pledgor to obtain the Bank’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory. (e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind. (f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank’s exclusive control. (g) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Bank at a place designated by the Bank. (h) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor’s equipment, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. (i) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Pledgor irrevocably authorizes the Bank to endorse or sign the Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral. (j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor. (k) Use any of the Pledgor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Pledgor agrees that any such use shall be without any additional consideration to the Pledgor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

DLH– Security Agreement Page 6 of 9 6572663.2 (l) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment. (m) Take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor’s attorney-in- fact to perform all acts and execute all documents in connection therewith. (n) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank or any of the Bank’s agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor’s Indebtedness. (o) Exercise all rights, powers and remedies which the Pledgor would have, but for this Agreement, with respect to all Collateral. (p) Receive, open and read mail addressed to the Pledgor. (q) Resort to the Collateral under this Agreement, and any other collateral related to the Indebtedness, in any order. (r) Exercise any other remedies available to the Bank at law or in equity. 6. MISCELLANEOUS. (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter. (b) The Pledgor shall, at the request of the Bank, execute such other agreements, documents, or instruments, in connection with this Agreement as the Bank may reasonably deem necessary. (c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Bank in connection with this Agreement must be in form and substance satisfactory to the Bank. (d) This Agreement shall be governed by and construed according to the laws of the State of Georgia, to the jurisdiction of which the parties hereto submit. (e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial

DLH– Security Agreement Page 7 of 9 6572663.2 exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. (f) All terms not defined herein are used as set forth in the Uniform Commercial Code. (g) In the event of any action by the Bank to enforce this Agreement or to protect the security interest of the Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees actually incurred to the extent permitted by law. (h) In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action. (i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Bank and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter, provided, however, that this Agreement shall terminate, and Pledgor shall be entitled to a release of all liens and security interests created hereby at such time as (i) Pledgor pays the Loan in full and the obligations of Bank to make any further Advances to Pledgor is terminated and (ii) any Swap then in effect either (1) is terminated and all termination payments have been paid in full, (2) has been assigned or cash collateralized, to the extent permitted by the terms of the Swap or (3) is, by the mutual agreement of Pledgor and Bank, left in effect notwithstanding the repayment of the Loan. (j) The Bank’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Bank of any of the Indebtedness or the Collateral, the Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Bank shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor. 7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN

DLH– Security Agreement Page 8 of 9 6572663.2 OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. 8. Waiver of Notice for Immediate Writ of Possession. Pledgor hereby acknowledges that the Indebtedness arises out of a “commercial transaction” as that term is defined in the O.C.G.A. Sec. 44-14-260 (1) concerning foreclosure of mortgages on personalty, and agrees that if a default has occurred and is continuing, Bank shall have the right to an immediate writ of possession without notice of hearing, and Pledgor hereby knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond prior to seizure by Bank, its transferees, assigns or successors in interest of the Collateral or any portion thereof. The foregoing is intended by Pledgor as a “waiver” as that term is defined in the O.C.G.A. Sec 44-14-260 (3) relating to foreclosure of mortgages on personalty. 9. Inactive Subsidiaries. Notwithstanding anything to the contrary in this Agreement, the Bank acknowledges that the Board of Directors of the Pledgor has previously authorized the dissolution of Pledgor’s inactive subsidiaries set forth on Schedule 7.14(3) of the Loan Agreement and from time to time during the 180-day period from the date hereof, the Pledgor may liquidate and dissolve one or more of such inactive subsidiaries and remove such subsidiaries from the Collateral subject to this Agreement. Pledgor shall not be required to obtain the prior written consent of the Bank with respect to any such dissolution but shall provide written notice thereof within three (3) business days of the effective date of any such dissolution. In the event that at the end of such 180-day period all such subsidiaries have not yet been dissolved, the Pledgor shall report the status of such dissolutions to the Bank and may request an additional 60-day extension from the Bank to complete the dissolutions of all remaining inactive subsidiaries. [Signatures begin on next page]

DLH– Security Agreement Page 9 of 9 6572663.2 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their authorized representatives as of the day and year first written above. BANK: FIFTH THIRD BANK ADDRESS: BY:/ Fifth Third Bank 3344Peachtree Road, NE Suite 800 Name: __ __________________ Atlanta, GA 30326 Title: __ ___________ PLEDGOR: [DLH HOLDINGS CORP.]/ [DLH SOLUTIONS, INC.]/ [DANYA INTERNATIONAL, LLC]: ADDRESS: BY: DLH Holdings Corp. 3565 Piedmont Road, NE Name: Kathryn JohnBull Atlanta, GA 30305 Title: Chief Financial Officer